Exhibit 10.1

Execution Version

FOURTH AMENDED AND RESTATED CONSENT AGREEMENT

This Fourth Amended and Restated Consent Agreement (this “Agreement”), made this 16th day of March, 2016 (the “Execution Date”), but dated effective as of January 17, 2014 (the “Effective Date”), is by and among the Federal Home Loan Mortgage Corporation a corporate instrumentality of the United States (“Freddie Mac”), Ditech Financial LLC, a limited liability company, formed and existing under the laws of the State of Delaware, whose chief executive office is located at 3000 Bayport Drive, Suite 880, Tampa, Florida 33607 (“Servicer”), Green Tree Advance Receivables III LLC, a special purpose entity formed as a Delaware limited liability company wholly owned by Servicer (“Depositor”), Green Tree Agency Advance Funding Trust I, a Delaware statutory trust with Depositor as its sole owner (“Assignee”), Wells Fargo Bank, N.A., not in its individual capacity but solely as indenture trustee (“Indenture Trustee”) for the Secured Parties (defined below), and Barclays Bank PLC, not in its individual capacity but solely as administrative agent (“Administrative Agent”) pursuant to the Indenture (defined below); the foregoing entities are hereinafter referred to individually as a “Party” and collectively as the “Parties”.

W I T N E S S E T H

WHEREAS, on the Effective Date, Green Tree Servicing LLC (“Green Tree”), in order to obtain funding for advances subject to reimbursement from Freddie Mac (the “Financing”), assigned to Depositor (and as of the Execution Date, Servicer, desires to continue to assign to Depositor), which in turn assigned to Assignee and will continue to assign to Assignee (such assignments, together, being herein called the “Reimbursement Assignments”), all of Servicer’s present and future rights, as expressly set forth in, and subject to the limitations of, the Guide (defined below) and/or the Purchase Documents (as defined in the Guide) to reimbursement for advances of delinquent principal and interest (subject to the provisions of Section 3 of this Agreement), advances of taxes and insurance, and all other advances including foreclosure and liquidation and related expenses (collectively, the “Reimbursement Amounts”), required to be made by Servicer under the Guide and/or the Purchase Documents, including, but not limited to, the requirements of Guide Chapter 71, and Guide Sections 76.21 and 56.10, or other replacement Sections or Chapters, if any (including, without limitation, the requirements of other Guide Chapters or Sections governing reimbursement of advances), with respect to Mortgages serviced for Freddie Mac under Seller/Servicer Numbers 158586, 172485, and 178631 related to the Mortgage loans specifically identified in Schedule A hereto, as such Schedule may be amended from time to time (such rights and Reimbursement Amounts are herein collectively called the “Reimbursement Rights”), which Schedule A is in the form of a print-out of an exchange of e- mails between Servicer and Freddie Mac (the “E-Mail Exchange”), with an attached spread sheet identifying, by Freddie Mac loan number, the applicable Mortgage loans subject to this Agreement, as such spread sheet may be amended by mutual agreement signed by all Parties hereto;

WHEREAS, Green Tree, Assignee, Indenture Trustee and Administrative Agent entered into an Indenture dated as of January 16, 2014 (the “Initial Indenture”) pursuant to which, among other things, Assignee granted to Indenture Trustee, on behalf of the Secured Parties (as defined in the Indenture), a security interest in, among other things, the Reimbursement Rights (such pledge of

Fourth Amended and Restated Consent Agreement

the Reimbursement Rights under the Initial Indenture, together with the Reimbursement Assignments, the “Reimbursement Assignments and Pledge”);

WHEREAS, Assignee, Depositor, Green Tree, Indenture Trustee, Administrative Agent and Freddie Mac entered into a Consent Agreement dated January 17, 2014 (the “Initial Consent Agreement”) for the purposes provided in such agreement, with respect to the Initial Indenture;

WHEREAS, Assignee, Green Tree, Indenture Trustee, and Administrative Agent, entered into (a) an Amended and Restated Indenture, dated as of December 19, 2014, which amended and restated the Initial Indenture, and (b) a Series 2014-VF2 Indenture Supplement, dated as of December 19, 2014 (collectively, the “Amended and Restated Indenture”);

WHEREAS, Assignee, Depositor, Green Tree, Indenture Trustee, Administrative Agent and Freddie Mac entered into an Amended and Restated Consent Agreement, dated March 6,
2015 (the “Amended and Restated Consent Agreement”) for the purposes provided in such agreement, with respect to the Amended and Restated Indenture;

WHEREAS, Green Tree executed and delivered that certain Designation Letter (the “July
2015 Designation Letter”), dated as of July 13, 2015, executed by Green Tree, and acknowledged by Administrative Agent, Depositor, and Issuer, which supplemented the Amended and Restated Consent Agreement pursuant to the terms provided in the July 2015
Designation Letter;

WHEREAS, Assignee, Depositor, Green Tree, Indenture Trustee, Administrative Agent and Freddie Mac entered into a Second Amended and Restated Consent Agreement, dated July
13, 2015 (the “Second Amended and Restated Consent Agreement”) for the purposes provided in such agreement, with respect to the Amended and Restated Indenture and the July 2015 Designation Letter;

WHEREAS, Assignee, Depositor, Servicer, Indenture Trustee, Administrative Agent and Freddie Mac entered into a Third Amended and Restated Consent Agreement, dated October 21, 2015 (the “Third Amended and Restated Consent Agreement”) for the purposes provided in such agreement, with respect to the Indenture (as defined below);

WHEREAS, Assignee, Servicer, Indenture Trustee, and Administrative Agent, have entered into (a) that certain Second Amended and Restated Indenture, dated as of October 21,
2015, (b) that certain Amended and Restated Series 2014-VF2 Indenture Supplement, dated as of
October 21, 2015, (c) that certain Series 2015-T1 Indenture Supplement, dated as of October 21,
2015, and (d) that certain Series 2015-T2 Indenture Supplement, dated as of October 21, 2015 (collectively, as such agreements may be amended, modified, or supplemented from time to time in accordance with the express terms provided therein and in this Agreement, the “Indenture”);

WHEREAS, under the terms of the Freddie Mac Single-Family Seller/Servicer Guide (as amended from time to time, the “Guide”), to which Servicer is a party, Freddie Mac’s consent is required with respect to the grant of such Reimbursement Assignments and Pledge;

Fourth Amended and Restated Consent Agreement

WHEREAS, Servicer has requested that Freddie Mac consent to (a) Servicer’s reaffirmation of the assignment of the Reimbursement Rights to Depositor and Depositor’s assignment of the Reimbursement Rights to Assignee, in each case pursuant to the terms and provisions of the Receivables Sale Agreement (as defined in the Indenture) and the Receivables Pooling Agreement (as defined in the Indenture), as applicable, and (b) Assignee’s reaffirmation of the grant of the Reimbursement Assignments and Pledge pursuant to the terms and provisions of the Indenture, and Freddie Mac is willing to do so, in consideration of the acknowledgments, promises, undertakings, covenants, warranties and representations on the part of Servicer set forth in this Agreement; and

WHEREAS, Assignee, Depositor, Servicer, Indenture Trustee, and Freddie Mac have agreed to execute and deliver this Agreement to amend the Third Amended and Restated Consent Agreement by complete restatement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:

1. Recitals; Exhibits; Consent to Reimbursement Assignments and Pledge; Amendment by Complete Restatement. (a) The recitals above and all exhibits attached to this Agreement are each hereby incorporated into this Agreement by this reference, as a substantive contractual part of this Agreement. In reliance upon the covenants, representations and warranties of Servicer set forth in this Agreement and/or in the Purchase Documents, and subject to the terms and conditions stated herein, Freddie Mac consents to (i) Servicer’s assignment of the Reimbursement Rights to Depositor, pursuant to the terms of the Receivables Sale Agreement (as defined in the Indenture), (ii) Depositor’s assignment of the Reimbursement Rights to Assignee pursuant to the terms and provisions of the Receivables Pooling Agreement (as defined in the Indenture), and (iii) Assignee’s grant of the Reimbursement Assignments and Pledge. Servicer agrees to provide, from time to time, promptly upon request, such information as Freddie Mac may reasonably request, including (without limitation) the identity of Assignee, the information outlined on Schedule B (including updates of same), and the terms and conditions of the Reimbursement Assignments and Pledge and the structured finance arrangement pursuant to which the Financing will occur, provided, however, that Servicer shall not be obligated to disclose the interest rate or other confidential pricing information regarding such structured finance arrangement. The execution and delivery of this Agreement by Servicer constitutes notice to Freddie Mac of such assignments and pledges, and the execution and delivery of this Agreement by Freddie Mac constitutes acknowledgment that Freddie Mac has received such information to grant its consent, including without limitation the terms and conditions of the Reimbursement Assignments and Pledge and the structured finance arrangement pursuant to which such Reimbursement Assignments are financed.

(b) Freddie Mac hereby acknowledges and consents, subject to the terms, provisions and conditions of this Agreement, that prior to the Termination Date (as defined below), Freddie Mac will not consent to (x) the assignment by Servicer of the Reimbursement Rights to any party (other than a Party to this Agreement), or (y) any other transaction with any party that is not a Party to this

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Agreement relating to Servicer’s rights with respect to the Reimbursement Rights (including, without limitation, any transaction evidenced by a consent agreement in form and substance comparable to this Agreement). “Termination Date” means the earlier to occur of (i) payment in full by Freddie Mac or other reimbursement of all outstanding Reimbursement Amounts (which payment shall be made as and when required by the Guide and/or any other applicable Purchase Documents absent the existence of an assignment of the Reimbursement Rights but without regard to any default by the Servicer) following termination by Freddie Mac as contemplated in Section 7 of this Agreement or pursuant to Section 17 of this Agreement, and (ii) the provision by Indenture Trustee, on behalf of the Secured Parties, of a written notice to Freddie Mac (the “Indenture Trustee Final Notice”) that the Indenture has been satisfied and discharged in full (from whatever source), provided that (I) Indenture Trustee shall give Freddie Mac prompt written notice of the satisfaction and discharge in full of the Indenture, and (II) Freddie Mac shall be entitled, from time to time, to submit a written inquiry to Indenture Trustee as to whether the satisfaction and discharge in full of the Indenture has occurred.

(c) This Agreement amends the Third Amended and Restated Consent Agreement by complete restatement in compliance with Section 10 of the Third Amended and Restated Consent Agreement. In addition, the execution and delivery of this Agreement by Freddie Mac constitutes consent by Freddie Mac to that certain Designation Letter (the “March 2016 Designation Letter”), dated as of March 16, 2016, executed by Servicer, and acknowledged by Administrative Agent, Depositor, and Issuer, which supplements the Indenture by replacing Schedule 1 (Designated Servicing Agreement Schedule) to the Indenture with a revised Schedule 1 (Designated Servicing Agreement Schedule) attached to the March 2016 Designation Letter, and removes, in its entirety, the Schedule 1 (Designated Servicing Agreement Schedule) previously attached to the Indenture.

2. Freddie Mac’s Subordination of Right of Setoff. Notwithstanding anything to the contrary in the Guide, Freddie Mac, Servicer, Depositor, Assignee, the Administrative Agent, and Indenture Trustee agree that to the extent of the Financing, Freddie Mac will not set off or net any claims it might have against Servicer or any Affiliate of Servicer (as defined below), or payments due to Freddie Mac from Servicer or any Affiliate of Servicer, from (i) reimbursements Freddie Mac owes to Servicer or any Affiliate of Servicer, on account of the Reimbursement Rights, (ii) amounts that Servicer receives from a transferee servicer pursuant to Sections 56.10(c) and (d) of the Guide on account of Reimbursement Rights, or (iii) amounts that Servicer receives upon subsequent receipt of any Principal and Interest Payments (as such term is defined in the Guide), on account of the Reimbursement Rights; provided however, that Indenture Trustee agrees that if Servicer receives reimbursements as described in (ii) and (iii) above in this sentence, and such payments are duplicative (that is, Servicer is being reimbursed twice for the same advances), then Indenture Trustee will within five (5) Business Days of the Indenture Trustee’s receipt of written notice of such duplicative payment from Servicer or Freddie Mac, return the excess payments to Freddie Mac via the wiring instructions attached hereto as Schedule D. As used herein, (x) “Affiliate of Servicer” means, with respect to Servicer, any Person directly or indirectly controlling, controlled by or under common control with Servicer, (y) “Person” means an individual, corporation, limited liability company, partnership, joint venture, trust or unincorporated organization), and (z) “Agent” means any sub-servicer or agent of Servicer, to the extent such Agent’s role as sub-servicer or agent of Servicer with respect to the Mortgage loans specified in Schedule A, including without limitation

Fourth Amended and Restated Consent Agreement

any Agent who makes advances or manages Servicer’s custodial accounts and remittances for Servicer, or any Agent who makes claims for reimbursement or other collection of Reimbursement Amounts for Servicer. Upon the earlier to occur of (A) the payment in full (from whatever source) of the Notes (as defined in the Indenture), or (B) Freddie Mac’s receipt of an Indenture Trustee Final Notice, Freddie Mac may, in its sole and absolute discretion, set off against the Reimbursement Rights (that is, subtract from the amount of the Reimbursement Rights) the amounts of any and all damages, fees, costs and expenses relating to defaults and/or outstanding obligations of Servicer (and/or of any Affiliate of Servicer) due and owing to Freddie Mac, including, but not limited to, amounts owed to Freddie Mac for any mortgage loan repurchases or claim amounts arising under any other agreement between Servicer (and/or of any Affiliate of Servicer) and Freddie Mac. Servicer and Freddie Mac each acknowledge that all advances and related Reimbursement Rights and Reimbursement Amounts are owned by Servicer (or the Issuer, as assignee of Servicer and Depositor) and not by any Agent, notwithstanding that Agent may have disbursed the advances and notwithstanding any claims by Agent for reimbursement.

3. Payment to Servicer. During the term of this Agreement, all payments, if any, made by Freddie Mac relating to the Reimbursement Rights will be paid directly to the account described in Schedule C hereto (the “Clearing Account”), and Indenture Trustee and Administrative Agent each expressly acknowledge their understanding that the Clearing Account is not a blocked or restricted account subject to control in favor of a secured party. Servicer, Depositor, Assignee, Administrative Agent, and Indenture Trustee will be deemed, by virtue of their execution of this Agreement, to have specifically authorized and irrevocably consented to any directed payment of the Reimbursement Rights to the Clearing Account until such time as any other written notice shall have been delivered by Indenture Trustee to Freddie Mac which directs all payments, if any, by Freddie Mac relating to Reimbursement Rights to another account, or the Indenture Trustee Final Notice shall have been delivered. The Servicer, the Depositor and the Assignee hereby authorize Freddie Mac to accept the written instructions of the Indenture Trustee with respect to payments to the Clearing Account, or the direction to make payments to another account, all in accordance with the Transaction Documents. Freddie Mac will have no obligation to confirm with the Servicer or Indenture Trustee any such direction or payment made by Freddie Mac relating to the Reimbursement Rights arising out of or relating to this Agreement. For the avoidance of doubt, (i) the Guide requires that Freddie Mac remit to Servicer reimbursement for advances of taxes and insurance and certain other advances, including foreclosure and liquidation and related expenses, required to be made or incurred by Servicer pursuant to the Guide and/or the Purchase Documents; and (ii) although the definition of “Reimbursement Amounts” does include the reimbursement of advances for delinquent principal and interest payments required to be made by Servicer pursuant to the Guide and/or the Purchase Documents, any such reimbursement from Freddie Mac will be in the form of either (A) crediting delinquent Principal and Interest Payments (as such term is defined in the Guide) advanced with respect to the Mortgage loans against amounts otherwise required to be remitted by Servicer to Freddie Mac, in which case the old advances shall be deemed reimbursed and the full amount of the new advances without regard to the credit shall be deemed to have been remitted, such that Servicer shall remain entitled to reimbursement of the new advance amount as if such new advance amount had been an out-of-pocket payment, or (B) permitting Servicer to reimburse itself for delinquent principal and interest advanced with respect to the Mortgage loans by netting those amounts from amounts otherwise required to be remitted by

Fourth Amended and Restated Consent Agreement

Servicer to Freddie Mac, which, in the case of any crediting contemplated by clause (A) above, the old advances shall be deemed reimbursed and the full amount of the new advances without regard to the amount netted shall be deemed to have been remitted, such that Servicer shall remain entitled to reimbursement of the new advance amount as if such new advance amount had been an out-of- pocket payment. Issuer, Depositor and Servicer acknowledge and agree that, to the extent not previously reimbursed in cash, such amounts credited or netted with respect to delinquent principal and interest advanced shall be deposited by Servicer directly into the Collection and Funding Account (as defined in the Indenture) for the benefit of the Secured Parties in accordance with the terms of the Indenture.

4. Purpose of Reimbursement Assignment; No Additional Interests in Reimbursement Rights. Servicer, Depositor, and Assignee covenant to Freddie Mac that the Reimbursement Assignments and Pledge will only be made pursuant to the terms of this Agreement and the Indenture, provided that in the event of a conflict between this Agreement and the Indenture, the provisions of this Agreement shall prevail. Servicer, Depositor, and Assignee each represents, warrants and covenants (as applicable to each such entity) that, other than the Reimbursement Assignments and Pledge, none of such entities has, or will, sell, grant or convey to any other Person any interest whatsoever in the Reimbursement Rights; provided, that, upon the occurrence and during the continuance of an “Event of Default” under the Indenture, Indenture Trustee may, in connection with the enforcement of the Reimbursement Assignments and Pledge and its exercise of remedies pursuant to the Transaction Documents and applicable law, including, without limitation, applicable provisions of the Uniform Commercial Code (“UCC”), sell the Reimbursement Rights to an approved Freddie Mac Seller/Servicer or such other person or entity approved in writing by Freddie Mac in advance of such conveyance, which approval may be granted or withheld by Freddie Mac in its sole and absolute discretion.

5. Filing of Financing Statement. In recognition of the structured finance arrangement discussed herein, Servicer, Depositor and Assignee agree to insert (and Freddie Mac agrees not to object to) language similar to that presented below in any new or amended financing statement filed after the Execution Date by Indenture Trustee or Servicer, naming Servicer or Issuer as debtor, under the UCC with respect to the Reimbursement Assignments and Pledge:

“The Security Interest perfected by this financing statement is subject and subordinate, in each and every respect, to all rights, powers, and prerogatives of Freddie Mac under and in connection with (i) the terms and conditions of that certain Fourth Amended and Restated Consent Agreement, dated as of March 16, 2016 (as may be amended or modified from time to time in accordance with its express terms, the ‘Consent Agreement’), with respect to the ‘Reimbursement Assignments and Pledge’ of the ‘Reimbursement Rights’ (as such terms are defined in the Consent Agreement), by and among Freddie Mac, Ditech Financial LLC, Green Tree Advance Receivables III LLC, Green Tree Agency Advance Funding Trust I (acting through Wilmington Trust, National Association, its Owner Trustee), Wells Fargo Bank, N.A. and Barclays Bank PLC, (ii) the terms and conditions of the Purchase Documents as defined in the Freddie Mac Single Family Seller/Servicer Guide, as it may be amended from time to time, other than as set forth pursuant to the express terms and

Fourth Amended and Restated Consent Agreement

provisions of the Consent Agreement, and (iii) all claims of Freddie Mac arising out of or relating to any and all breaches, defaults and outstanding obligations of debtor to Freddie Mac.”

6. Non-Applicability of Transaction Documents. Each of the Parties agrees, and expressly acknowledges its understanding, that Freddie Mac shall not be bound in any way whatsoever by any terms or provisions of the Indenture or any other transaction document pursuant to which the Reimbursement Assignments and Pledge are created (the Indenture and any such other agreement are herein called the “Transaction Documents”), and that in the event of an actual or apparent conflict between the provisions of the Transaction Documents and the provisions of this Agreement with respect to the respective rights or obligations of Servicer, Depositor or Assignee, the provisions of this Agreement shall govern. Furthermore, each of the Parties hereto (other than Freddie Mac) covenants and agrees not to amend, modify or supplement the Indenture or any other Transaction Document without the express prior written consent of Freddie Mac, which consent may be granted or withheld in Freddie Mac’s sole and absolute discretion; if Freddie Mac determines that any such amendment, modification or supplement would not be materially adverse to Freddie Mac in any respect, including without limitation, with respect to Freddie Mac’s rights and agreements hereunder, then Freddie Mac will grant such consent as soon as reasonably practicable.

7. Continuation of Security Interest in Proceeds. Each of the Parties agrees, and expressly acknowledges its understanding, that if Freddie Mac exercises its right to suspend or terminate Servicer’s eligibility to service Mortgage loans for Freddie Mac, the Reimbursement Assignments and Pledge shall continue in full force with respect to the Reimbursement Rights, subject to the terms of this Agreement. Freddie Mac agrees that (i) if Servicer is terminated by Freddie Mac (or the servicing contract between Freddie Mac and Servicer pursuant to which Servicer is performing servicing on behalf of Freddie Mac is terminated by Freddie Mac, in whole or in part, or Servicer’s servicing rights related to the Reimbursement Rights are otherwise transferred away from Servicer) pursuant to the terms and provisions of the Purchase Documents, (ii) Servicer voluntarily resigns as servicer under the Purchase Documents with respect to any of the Mortgage loans identified on Schedule A, or (iii) Servicer, Depositor and/or Assignee defaults under the Indenture or any related Transaction Documents, then the Reimbursement Rights shall be vested in Assignee (but only to the extent that such Reimbursement Rights would, under the Guide and/or any other applicable Purchase Documents, have been vested, as of the applicable date of any such termination or transfer of servicing, in Servicer absent the existence of the Reimbursement Assignments and Pledge), and as promptly as practicable, and in any event within ten (10) calendar days, after Freddie Mac’s giving or receipt (as applicable) of notice of any such occurrence, Freddie Mac shall make commercially reasonable efforts to (x) provide that all payments made or amounts payable by Freddie Mac in respect of the Reimbursement Rights (which payments shall be made as and when required pursuant to the Guide and/or any other applicable Purchase Documents absent the existence of the assignment of the Reimbursement Rights, but without regards to any default by Servicer) shall be made to the Clearing Account and, if applicable, prior to any advance reimbursement payments made to the successor servicer, and (y) enforce the provisions of Guide Section 56.10 and the requirement that the successor servicer pay in full the aggregate Reimbursement Rights outstanding as of the date of transfer, including but not limited to all delinquent interest (net of prepaid interest) and delinquent principal advanced (net of prepaid principal) to Freddie Mac by Servicer as of the

Fourth Amended and Restated Consent Agreement

effective date of the servicing transfer and direct such successor servicer to remit such amounts to the Clearing Account. Freddie Mac hereby agrees that it shall endeavor to provide each of Depositor, Assignee, Indenture Trustee and the Administrative Agent, with any notice of Servicer termination or notice of the voluntary resignation of Servicer within ten (10) calendar days following the date thereof; provided, however, that Freddie Mac will not be liable to any Party for failure to provide such notice by such deadline. Assignee hereby agrees that it shall promptly provide Freddie Mac with notice of the occurrence of any “Event of Default” under the Indenture or any other Transaction Document.
8. Participations and Assignments. The holder of any Notes (as defined in the Indenture) issued pursuant to the Indenture (or, if any holder of any Notes issued pursuant to the Indenture sells one or more participations in such Notes, or assigns a portion of such Notes or otherwise enters into any arrangement whereby one or more entities have rights by, through, or with, such holder with respect to the security interest created pursuant to the Reimbursement Assignments and Pledge, any such participants and assignees) shall benefit under this Agreement solely through (and the rights of any such participants and assignees shall be derived solely from) Assignee and Indenture Trustee. Freddie Mac’s only obligations relative to the Reimbursement Assignments and Pledge are as expressly set forth in this Agreement, and (i) Freddie Mac shall have no liability to, and no obligation hereunder to deal with, any holder of, or any such participant or assignee in, the Notes made pursuant to the Indenture, and (ii) Servicer hereby indemnifies Freddie Mac from and against any and all loss, costs, damages and expenses (including, without limitation, attorneys’ fees and costs) arising out of or relating to any claim made by any such holder, participant or assignee in a manner other than as described in this Section 8.

9. Entire Agreement. This Agreement constitutes the entire agreement among the Parties concerning the subject matter hereof, and supersedes any and all prior representations, statements, discussions and negotiations concerning such agreements and the subject matter hereof which may have been made or which may have occurred prior to or contemporaneous with the execution of this Agreement.

10. Amendments; Defined Terms. This Agreement may not be amended, and none of its terms may be modified or waived, except by a writing that specifically refers to this Agreement and that expressly states that it constitutes an amendment, modification or waiver to this Agreement, and which is signed by the Party or Parties against whom enforcement of the amendment, modification or waiver is sought. Capitalized terms not defined in this Agreement shall have the meanings ascribed to them in the Guide.

11. Severability. If any term or provision of this Agreement shall be held to be invalid or unenforceable by a court of competent jurisdiction, the validity and enforceability of all of the remaining provisions of this Agreement shall not be affected, and the rights and obligations of the Parties shall be construed and enforced as if this Agreement did not contain the particular term or provision held to be invalid or unenforceable.

12. Rights Cumulative. All rights granted to Freddie Mac hereunder shall be cumulative and shall be in addition to any other rights that Freddie Mac may have under the Purchase Documents, at law or in equity. Except as otherwise expressly set forth in this Agreement, nothing

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in this Agreement is intended to or shall be construed to amend or modify any of the terms or provisions of the Purchase Documents or any other agreements between Servicer and Freddie Mac.

13. No Waiver. Neither delay on the part of Freddie Mac in the exercise any of its rights hereunder, nor any partial exercise of any such right, shall constitute a waiver of such right or of any other rights of Freddie Mac under this Agreement.
14. Successors and Assigns; Third Party Beneficiaries. This Agreement shall be binding upon, and shall inure to the benefit of, the Parties hereto and their respective successors and assigns. Notwithstanding anything herein to the contrary, it is understood and agreed that none of Servicer, Depositor or Assignee shall have any rights to direct Freddie Mac in any way pursuant to this Agreement or to bring any action or proceeding against Freddie Mac pursuant to this Agreement to enforce any of Freddie Mac’s obligations hereunder, and only Indenture Trustee shall have the right to provide such direction or to bring any action against Freddie Mac pursuant to this Agreement to enforce any of Freddie Mac’s obligations hereunder.

15. Representations and Warranties. Servicer, Depositor and Assignee each hereby represents and warrants to Freddie Mac that, as of the Effective Date and Execution Date, it:

(a) had no present intention of filing any petition under, initiating any proceeding under, or otherwise seeking the protection of, the United States Bankruptcy Code or any state law concerning bankruptcy; reorganization, insolvency, moratorium, receivership or creditor’s rights or debtor’s obligations generally, or making an assignment for the benefit of creditors, or entering into a composition or similar agreement;

(b)    was not insolvent within the meaning of 11 U.S.C. §101 (32);

(c) did not undertake the Reimbursement Assignments and Pledge with actual intent to hinder, delay or defraud any entity to which the Servicer was or became indebted on or after the date of the Reimbursement Assignments and Pledge;

(d)    will not benefit any insider of Servicer within the meaning of 11 U.S.C.
§101(31) by virtue of the Reimbursement Assignments and Pledge;

(e)    had received reasonably equivalent value in exchange for undertaking the
Reimbursement Assignments and Pledge; and

(f) did not intend to incur, or did not believe that it would incur, debts that would be beyond Servicer’s ability to pay as such debts matured.

15A. Representations and Warranties.

(a)Servicer, Depositor, Issuer, and Indenture Trustee (as to each of the foregoing, as of the Execution Date), and Administrative Agent, as of March 11, 2016, each hereby represents and warrants to Freddie Mac that it is not a direct or indirect holder or group (as defined in Sections

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13(d) and 14(d) of the Securities Exchange Act of 1934) of holders of ten percent (10%) or more of any class of capital stock of Freddie Mac.
(a)    Servicer represents and warrants to Freddie Mac that as of the Execution Date, to the best of its knowledge, after due inquiry, none of its Members (as defined below) is a direct or indirect holder or group (as defined in Section 13(d) and 14(d) of the Securities Exchange Act of 1934) of holders of ten percent (10%) or more of any class of capital stock of Freddie Mac.
(b)    As used in this Agreement, “Members” means direct and indirect members of Servicer and of each entity comprising Servicer, including persons or entities comprising ownership that controls Servicer, but the use of the term “Member” in this Agreement shall not be construed to include any existing or potential shareholder of Walter Investment Management Corp., a Maryland corporation.
The applicable Party’s respective representations and warranties in Sections 15 and 15A shall survive the execution and delivery of this Agreement and are a material inducement to Freddie Mac without which Freddie Mac would not have entered into this Agreement and upon which Freddie Mac is entitled to rely.

16. Assignment Only with Freddie Mac’s Consent. None of Servicer, Depositor, Assignee nor Indenture Trustee may assign its rights or obligations under this Agreement without Freddie Mac’s prior written consent (except the pledge by Assignee to Indenture Trustee), which consent may be granted or withheld in Freddie Mac’s sole and absolute discretion.

17. Term and Renewal of Agreement. The term of this Agreement shall automatically renew for successive annual terms from and after the Execution Date; provided, however, that Freddie Mac reserves the right, at its discretion, to terminate this Agreement upon at least thirty (30) calendar days’ prior written notice to Servicer, Depositor, Assignee, Administrative Agent, and Indenture Trustee, it being understood that a termination under this Section 17 shall only apply to Reimbursement Rights arising after the date of such termination such that this Agreement shall remain effective as to any Reimbursement Rights subject to the Transaction Documents prior to the expiration of the term of this Agreement.

18. Governing Law. This Agreement and the rights and obligations of the Parties hereunder shall be construed in accordance with and governed by the laws of the United States. Insofar as there may be no applicable precedent, and insofar as to do so will not frustrate the purposes of this Agreement or the transactions governed hereby, the local laws of the State of New York shall be deemed reflective of the laws of the United States (without reference to the conflicts of laws principles thereof other than Sections 5-1401 and 5-1402 of the New York General Obligations Law). Time is of the essence as to the deadlines and timeframes referenced in this Agreement.

19.    INTENTIONALLY OMITTED.

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20. For the Avoidance of Doubt. The Parties hereto agree that, notwithstanding anything to the contrary herein, the terms and provisions of this Agreement do not provide, and shall not be interpreted to provide, for the assignment or conveyance of any part or all of the conditional, non-delegable right of Servicer to service the Mortgage loans identified in Schedule A hereto under the Guide and/or the Purchase Documents or of any proceeds resulting from the sale or transfer of such rights to service those Mortgage loans under the Guide or Purchase Documents.

21. Reporting Obligations of Servicer. Servicer hereby agrees to provide to Freddie Mac (to the attention of Director – Structured Transactions, Freddie Mac, 8200 Jones Branch Drive, HQ-1 - 3438, McLean Virginia 22102, or at such other addresses as Freddie Mac may from time to time designate pursuant to written notice), on or before the twentieth (20th) day (or, if such day is not a Business Day (as defined in the Guide), the next succeeding Business Day) of each calendar month after the Effective Date, a written report containing: (i) all then-outstanding amounts secured by the Reimbursements Assignments and Pledge; (ii) a cumulative statement showing the dates and amounts of all advances secured by the Reimbursements Assignments and Pledge; (iii) any notice of default or event of default received or sent by Servicer in connection with the Indenture and/or any other Transaction Document; and (iv) such other information or documents that Freddie Mac may reasonably request in connection with the Indenture and/or any other Transaction Document and/or this Agreement.

22. Counterparts. This Agreement may be executed in any number of counterparts and by different Parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original (whether such counterpart is originally executed or an electronic copy of an original) and all of which when taken together shall constitute one and the same agreement. The Parties hereto agree that delivery of a counterpart of a signature page to this Agreement by facsimile or electronic transmission shall be effective as delivery of an original executed counterpart of this Agreement.

23. Notice. All notices that are required or are permitted under this Agreement shall be in writing and shall be: (i) hand-delivered; (ii) mailed by certified or registered U.S. Mail, return receipt requested, first class postage prepaid; or (iii) sent via overnight courier to the Parties as follows:
if to Freddie Mac: Freddie Mac
8200 Jones Branch Drive, HQ-1 – 3438
McLean, Virginia 22102-3110
Attention: Director – Structured Transactions, Single Family Portfolio     Management

with a copy to:
Legal Division

Fourth Amended and Restated Consent Agreement

Freddie Mac
8200 Jones Branch Drive, Legal Division
McLean, Virginia 22102-3110
Attention: Vice President and Deputy General Counsel, Single Family Real
Estate

if to Servicer:

Ditech Financial LLC
3000 Bayport Drive, Suite 880
Tampa, Florida 33607
Attention: President with a copy to:
Ditech Financial LLC
1100 Virginia Drive, Suite 100
Fort Washington, Pennsylvania 19034
Attention: General Counsel if to Depositor:
Ditech Financial LLC
1100 Virginia Drive, Suite 100
Fort Washington, Pennsylvania 19034
Attention: General Counsel

if to Assignee:

Ditech Financial LLC
1100 Virginia Drive, Suite 100
Fort Washington, Pennsylvania 19034
Attention: General Counsel

if to Indenture Trustee:

9062 Old Annapolis Road
Columbia, Maryland 21045-1951
Attention: Corporate Trust Services, Green Tree Agency Advance Funding Trust
I, Series 2014-VF2

Fourth Amended and Restated Consent Agreement

if to Administrative Agent: Barclays Bank PLC
745 Seventh Avenue
New York, New York 10019
Attention: Joseph O’Doherty

or to such other address as any Party shall designate by written notice to the other Party in the manner provided herein.

24. Confidentiality. Except as otherwise expressly agreed in writing by the other Parties hereto, no Party to this Agreement shall issue or cause to be issued any announcement, press release, or other statement, or shall voluntarily disclose information concerning this Agreement to the press or the general public. The foregoing shall not be deemed to prevent a Party from disclosing this Agreement or the terms hereof: (i) in response to a court order, subpoena, or other demand or request made in accordance with applicable law by a governmental or quasi-governmental body having jurisdiction over such Party (including, without limitation, the Federal Housing Finance Agency), or as otherwise required by applicable law (including, without limitation, applicable Federal securities law), or as that Party may deem reasonably necessary as part of its filings of SEC Forms 8-K, 10-Q or 10-K and related disclosures to investors (each Party will provide an advance copy to the other Parties of appropriate excerpts of any such disclosure relating to this Agreement, except for non-public disclosures to private investors on a confidential basis); or (ii) to such Party’s subsidiaries, affiliates, officers, agents, representatives, attorneys, accountants, auditors, successors, and assigns, and to qualified bidders or investors in connection with the sale of such Party or its assets, who have a need to know.

25. Owner Trustee Limitation of Liability. It is expressly understood and agreed by the Parties hereto that (a) this Agreement is executed and delivered by Wilmington Trust, National Association, not individually or personally, but solely as Owner Trustee of Assignee under its Trust Agreement (as defined in the Indenture), in the exercise of the powers and authority conferred and vested in it, (b) each of the representations, undertakings and agreements herein made on the part of Assignee is made and intended not as a personal representation, undertaking and agreement by Wilmington Trust, National Association but is made and intended for the purpose of binding only Assignee, (c) nothing herein contained shall be construed as creating any liability on Wilmington Trust, National Association, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the Parties hereto and by any Person claiming by, through or under the Parties hereto and (d) under no circumstances shall Wilmington Trust, National Association be personally liable for the payment of any indebtedness or expenses of Assignee or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by Assignee under this Agreement or any related agreement.

26. Capacity of Indenture Trustee. It is expressly understood and agreed by the Parties hereto that (a) this Agreement is executed and delivered by Wells Fargo Bank, N.A., not individually

Fourth Amended and Restated Consent Agreement

or personally, but solely as Indenture Trustee, for and on behalf of the Secured Parties, (b) each of Indenture Trustee’s representations, undertakings and agreements herein are made on behalf of the Secured Parties and are made and intended not as a personal representation, undertaking and agreement by Indenture Trustee, (c) under no circumstances shall Indenture Trustee be personally liable for the payment of any obligation or be liable (absent Indenture Trustee’s willful misconduct, fraud or gross negligence) for the breach or failure of any obligation or covenant made or undertaken by it under this Agreement.

[Signatures appear on following pages]

Fourth Amended and Restated Consent Agreement

IN WITNESS WHEREOF, the Parties hereto have caused this Fourth Amended and Restated Consent Agreement to be executed and delivered by their duly authorized signatories as of the Effective Date.
FEDERAL HOME LOAN MORTGAGE CORPORATION

By: /s/ Yvette Gilmore (SEAL)
Name: Yvette Gilmore
Title: VP, Servicer Performance Management

DITECH FINANCIAL LLC

By: /s/ Cheryl Collins
Name: Cheryl A. Collins
Title: Senior Vice President and Treasurer

GREEN TREE ADVANCE RECEIVABLES III LLC

By: /s/ Cheryl Collins
Name: Cheryl A. Collins
Title: Senior Vice President and Treasurer

Signature Page to Fourth Amended and Restated Consent Agreement

GREEN TREE AGENCY ADVANCE FUNDING TRUST I

By: Wilmington Trust, National Association, not in
its individual capacity but solely as Owner
Trustee

By: /s/ Dorri Costello
Name: Dorri Costello
Title: Vice President

WELLS FARGO BANK, N.A., not in its individual capacity, but solely as Indenture Trustee

By: /s/ Mark DeFabio
Name: Mark DeFabio
Title: Vice President

BARCLAYS BANK PLC,
as Administrative Agent

By: /s/ Trevor Moffitt
Name: Trevor Moffitt
Title: Director

Signature Page to Fourth Amended and Restated Consent Agreement

Schedule A

Copy of “Email Exchange”

E-Mail Exchange Attached; Loan List (referred to in E-Mail Exchange) on File

See Attached.

From: Jin, Guocheng [mailto:guocheng_jin@freddiemac.com]
Sent: Tuesday, March 15, 2016 8:47 AM
To: Pieter Vanzyl; Jahagirdar, Om
Cc: Uckert, Colin; McKitty, Tricia; Kretzschmar, Kay M; Werner, Mark D.; 'Timothy R. Ring' (Timothy.Ring@ditech.com); DAVID SEELEY; White, Brian; Wiseman, Brett W
Subject: RE: Ditech/A-R Consent Agreement
Date: Tuesday, March 15, 2016 9:47:00 AM
Attachments: image001.png

Pieter,
Freddie Mac confirms receipt of a preliminary loan file containing a list of 157,779 loans to be included in the Advance financing. This email exchange will be an exhibit to the CA.

Seller/Servicer Number	Loan Count
158586	53,393
172485	53,739
178631	50,647
Grand Total	157,779

Guocheng (George) Jin, CFA
Servicing Capital Markets Transactions
Single Family Portfolio Management
Freddie Mac
703.903.2674
703.470.7757

From: Pieter Vanzyl [mailto:pieter.vanzyl@ditech.com]
Sent: Monday, March 14, 2016 6:08 PM
To: Jahagirdar, Om
Cc: Uckert, Colin; Jin, Guocheng; McKitty, Tricia; Kretzschmar, Kay M; Werner, Mark D.; 'Timothy R.

Ring' (Timothy.Ring@ditech.com); DAVID SEELEY; White, Brian
Subject: RE: Ditech/A-R Consent Agreement
Om / Tricia,

Please see attached the Freddie Mac loan list under the Consent Agreement.

Thanks
Pieter

Pieter VanZyl
Ditech, a Walter Company
VP & Assistant Treasurer | Treasury Department
Ditech Financial LLC | 345 Saint Peter Street, Saint Paul, MN 55102
T  651.293.5773  |  M  651.262.3007
pieter.vanzyl@ditech.com  |  ditech.com
Connect with us: Facebook | Twitter | Google+ | LinkedIn | Instagram

From: White, Brian [mailto:brian.white@sidley.com]
Sent: Monday, March 14, 2016 4:37 PM
To: Jahagirdar, Om
Cc: Uckert, Colin; Jin, Guocheng; McKitty, Tricia; Kretzschmar, Kay M; Werner, Mark D.; 'Timothy R. Ring' (Timothy.Ring@ditech.com); 'Pieter Vanzyl' (pieter.vanzyl@ditech.com)
Subject: RE: Ditech/A-R Consent Agreement
Om,
Attached is the proposed execution copy of the Designation Letter, which I am about to circulate to the other parties for confirmation of their respective sign-off, along with a redline to the prior draft. Also attached are Ditech’s executed signature pages to the CPA and the ACA as well as nearly all parties’ executed signature pages to the Fourth A&R Consent Agreement—we have requested from Wells Fargo but have not yet received their executed page to the Consent. I will reach out to them again first thing tomorrow morning and forward you the same upon receipt. Aside from Wells Fargo’s outstanding signature page to the Consent, if there is anything else you will require to effectuate closing or if you have any further questions, please let us know. Please hold the attached pages in escrow pending explicit release from Ditech or Sidley.
Thanks,
Brian

BRIAN A. WHITE
Associate

SIDLEY AUSTIN LLP

+1 312 853 7341
brian.white@sidley.com

From: Werner, Mark D.
Sent: Monday, March 14, 2016 4:16 PM
To: Jahagirdar, Om; 'Timothy R. Ring' (Timothy.Ring@ditech.com); 'Pieter Vanzyl' (pieter.vanzyl@ditech.com); White, Brian
Cc: Uckert, Colin; Jin, Guocheng; McKitty, Tricia; Kretzschmar, Kay M
Subject: RE: Ditech/A-R Consent Agreement
Thanks Om. We are working on these items. For 2a, Ditech will not include email addresses in the notice section. We’re going to make a minor tweak to the designation letter to contemplate that Ditech will not finance advances in the GTAAFT vehicle prior to settlement with Citi for those advances. Brian White (copied) will send that around in a bit.
MARK D. WERNER
Partner

SIDLEY AUSTIN LLP
+1 312 853 7041
mwerner@sidley.com

From: Jahagirdar, Om [mailto:om_jahagirdar@freddiemac.com]
Sent: Monday, March 14, 2016 3:08 PM
To: Werner, Mark D.; 'Timothy R. Ring' (Timothy.Ring@ditech.com); 'Pieter Vanzyl' (pieter.vanzyl@ditech.com); White, Brian
Cc: Uckert, Colin; Jin, Guocheng; McKitty, Tricia; Kretzschmar, Kay M
Subject: Ditech/A-R Consent Agreement
Mark – Please see attached revised drafts of the documents below, as well as a list of items we’ll need to close. I believe the goal is have everything closed/signed on 3/16.
1. A-R Consent Agreement attached, redlined against your last version. The balance of the differences were clean-up and the additional tweak of the 10% language.
a. FRE and Ditech are working on the loan list exchange.
b. Signature pages from all parties. (Freddie is coordinating our signature page).
c. Need executed copy of Designation Letter.

2. A-R CPA, redlined against last draft.
a. Please let us know if we should insert any email addresses into that notice section.
b. Signature pages from Ditech. (Freddie is coordinating our signature page).

3. A-R ACA, redlined against last draft.
a. BONY won’t be including the Electronic Use exhibit, they’ll contact Ditech separately on that. But, they do want to include BONY’s standard fee agreement, so that’s attached as an exhibit.
b. Signature pages from Ditech. (Freddie is coordinating our signature page and BONY’s).

Regards,
Om
_________________________________________
Om Jahagirdar
Associate General Counsel
Legal Division: Single-Family Real Estate
703.903.2384 (office)
om_jahagirdar@freddiemac.com
8200 Jones Branch Drive, Legal Division
McLean, VA 22102

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Schedule B

List of Information to be provided to Freddie Mac

Securitization Trust
Lien
UPB
Advance Category
Beginning Advance Balance
Recoveries
Advances
Ending Advance Balance
Beginning Note Balance
Ending Note Balance
Adjustments

Collection Account Balance
Weighted Average Advance Rate

Schedule C

Clearing Account
Name of Bank: Bank of America, N.A.
        150 Broadway Avenue
                         New York,  New York 10038
ABA Number of Bank: 026009593
Name of Account: Ditech Financial LLC
Account Number at Bank: XXXXXXXXXX

Schedule D Freddie Mac Wire Instructions
JP Morgan Chase Routing Number: 021-000-021 Account Number: XXXXXXXXXX